Exhibit 32.2

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Whitehall Jewelers Holdings, Inc. (the “Company”) on Form 10-K for the period ended February 2, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peter Michielutti
Peter Michielutti
Executive Vice President and
Chief Financial Officer

May 16, 2008